Asset Purchase Agreement




                       LICENSING ASSETS PURCHASE AGREEMENT

                           Dated as of August 7, 1996


                                      among



                      MRS. FIELDS DEVELOPMENT CORPORATION,




                          THE MRS. FIELDS' BRAND, INC.

                                       and

                          CAPRICORN INVESTORS II, L.P.

                       LICENSING ASSETS PURCHASE AGREEMENT


                  LICENSING ASSETS PURCHASE AGREEMENT dated as of August 7, 1996, among MRS. FIELDS DEVELOPMENT CORPORATION, a Delaware corporation (the "Seller"), THE MRS. FIELDS' BRAND, INC., a Delaware corporation (the "Buyer"), and CAPRICORN INVESTORS II, L.P., a Delaware limited partnership ("Capricorn").
          WHEREAS, the parties desire that the Buyer purchase from the Seller, and that the Seller sell to the Buyer, the Licensing Assets (as defined in Section 1(a)), and that the Buyer assume the Assumed Liabilities (as defined in
Section 1(b)), upon the terms and subject to the conditions set forth in this Agreement;
          NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:

          (a) Purchase, Sale and Assumption. Purchase and Sale. On the terms and subject to the conditions of this Agreement, the Seller agrees to sell, transfer, assign and deliver to the Buyer, and the Buyer agrees to, and Capricorn agrees to cause the Buyer to, accept and purchase from the Seller, at the Closing (as defined in Section 2(a)) (i) the "Mrs. Fields" trade name and related trademarks and the licensing assets, contract rights and general intangibles specified on Schedule 1(a) and (ii) an undivided interest with Mrs. Fields' Original Cookies, Inc., a Delaware corporation (the "Store Company"), in all recipes, techniques, processes, methods of production and commercialization, training methods and know-how owned by the Seller (such assets being herein called, collectively, the "Licensing Assets", and the business and operations of the Seller relating thereto, collectively, the "Licensing Business").

          (b) Assumed Liabilities. On the terms and subject to the conditions of this Agreement, the Buyer agrees to assume, at and effective from the Closing, the Assumed Liabilities. The term "Assumed Liabilities" means, collectively, all liabilities and obligations of the Seller arising out of or related to the Licensing Business or the Licensing Assets including, but not limited to, liabilities and obligations that:

          (i) arise out of or relate to any contract or agreement in the Licensing Business (including those listed on Schedule 1(a)); and

          (ii) arise out of or relate to any event occurring after the Closing or the operation of the Licensing Business or the use or ownership of any of the Licensing Assets after the Closing; provided, however, that no liabilities which constitute either "Assumed Liabilities" under the MFI
     Asset Purchase Agreement (as defined in Section 3) or "Excluded Liabilities" under the MFI Asset Purchase Agreement which are not related to the Licensing Assets shall constitute Assumed Liabilities for purposes of this Agreement.

          (a) Purchase Price. The purchase price for the Licensing Assets (the "Purchase Price") shall be the aggregate cash and note amounts payable by the Buyer pursuant to, and as set forth in, Section 2(b)(ii). No separate amount shall be payable by the Seller in respect of the assumption by the Buyer of the Assumed Liabilities and no such assumption shall reduce the Purchase Price payable hereunder.

               (b) Allocation of Purchase Price. Prior to the Closing Date, the Buyer and the Seller shall negotiate, draft and execute a schedule (the "Allocation Schedule") allocating the Purchase Price (including, for purposes of this Section 1(d), any other consideration paid to the Seller, including the Assumed Liabilities) among the Licensing Assets. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. The Seller and the Buyer agree that promptly upon receiving the Allocation Schedule it shall return an executed copy thereof to the other. The Seller and the Buyer agree to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns (as defined in Section 4(e)), in accordance with the Allocation Schedule. The Seller and the Buyer agree to provide the other promptly with any other information required to complete Form 8594.

 (i) Nonassignable Assets. To the extent that any contract, permit, license or other asset included in the Licensing Assets is not capable of being assigned, transferred or sublicensed without the consent or waiver of a third party (whether or not a governmental authority), or if such assignment, transfer or sublicense would constitute a breach thereof or a violation of applicable law, this Agreement (and any related documents delivered at the Closing) shall not constitute an actual or attempted assignment, transfer or sublicense thereof unless and until such consent or waiver of such third party has been duly obtained or such assignment, transfer or sublicense has otherwise become lawful (any contract, permit, license or other asset not assigned, transferred or sublicensed as a result of this Section 1(e)(i) is hereinafter referred to as an "Unassigned Asset").

               (ii) To the extent that the consents  and waivers  referred to in
          Section 1(e)(i) are not obtained prior to the Closing, or until the impracticalities of transfer referred to therein are resolved, and in each case subject to Section 8(a), (x) the Seller shall, subject to
          Section 8(a), use its best efforts to (A) provide or cause to be provided to the Buyer the benefits of any Unassigned Asset, (B) cooperate in any arrangement, reasonable and lawful as to both the Seller and the Buyer, designed to provide such benefits to the Buyer and (C) enforce for the account and at the expense of the Buyer any rights of the Seller arising from such Unassigned Asset, including the right to elect to terminate in accordance with the terms thereof on the advice of the Buyer, and (y) the Buyer shall use its best efforts to perform the obligations of the Seller arising under such Unassigned Asset or shall promptly reimburse the Seller for the expense thereof.

 2.          Closing; Transactions to be Effected.
                  (a) Closing. The closing (the "Closing") of the purchase and sale of the Licensing Assets and the assumption by the Buyer of the Assumed Liabilities shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, at 10:00 a.m. on September 4, 1996, or if the condition to Closing set forth in Section 3 of this Agreement shall not have been satisfied by such date, as soon as practicable after such condition shall have been satisfied. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date".

               (b) Transactions to be Effected. At the Closing, on the terms and subject to the conditions of this Agreement:

                    (i) the Seller shall deliver to the Buyer (A) such appropriately executed and authenticated instruments of sale, assignment, transfer and conveyance to the Buyer of the Licensing Assets as the Buyer or its counsel may reasonably request, such instruments to be reasonably satisfactory in form to the Buyer and its counsel, and
                         (B) copies of the License Buyer Note Agreement (as defined in Section 2(b)(ii)) as executed by the Seller or its designees and the License Agreement (as defined in Section 3) as executed by the Buyer and the Store Company; and

                    (ii) the  Buyer  shall  deliver  to the  Seller  (A) by wire transfer to one or more bank accounts designated in writing by the Seller at least two business days prior to the Closing Date, immediately available funds in an amount equal to $7,000,000, (B) notes of the Buyer (the "License Buyer Notes"), registered in the name of the Seller or its designees, which Buyer Notes shall consist of two series of senior secured notes (with respective aggregate principal amounts equal to $1,000,000 (the "License Company Series 1 Notes") and
                         $9,000,000 (the "License Company Series 2 Notes" and, together with the License Company Series 1 Notes, the "License Company Notes"), all of which notes shall have the terms set forth in the form of Note Agreement (the "License Buyer Note Agreement") attached hereto as Exhibit A, (C) such instruments of assumption with respect to the Assumed Liabilities, appropriately executed and authenticated by the Buyer, as the Seller or its counsel may reasonably request, such instruments to be reasonably satisfactory in form to the Seller and its counsel, and (D) copies of the License Buyer Note Agreement and the Security Documents (as such term is defined in the License Buyer Note Agreement), in each case as executed by the Buyer (together with the
                         License Company Notes, collectively, the "Other Agreements"), and, in the case of Blocked Account Letter Agreements (as such term is defined in the License Buyer Note Agreement), as executed by the respective banks with which the Collection Accounts (as such term is defined in the License Buyer Note Agreement) are held.

  3. Conditions to Closing. The respective obligations of the parties hereto are subject to the satisfaction (or waiver by the Buyer and the Seller) as of the Closing of the conditions precedent under the Asset Purchase Agreement, dated as of the date hereof, by and among Mrs. Fields Inc., a Delaware corporation ("MFI"), the other sellers identified therein, the Store Company and Capricorn (the "MFI Asset Purchase Agreement") and the closing thereunder having occurred simultaneously with the Closing hereunder, and the License Agreement contemplated thereunder (the "License Agreement") having been executed and delivered by the Buyer and the Store Company.

4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer as follows:

   (a) Organization  and Standing of the Seller.  The Seller is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a material adverse effect on the assets, financial condition or results of operations of the Licensing Business. The Seller is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify would not have a material adverse effect on the assets, financial condition or results of operations of the Licensing Business.

  (b)  Authority;  No  Conflict.  The Seller  has all  requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by the Seller (including without limitation any and all stockholder or debtholder approvals) to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. MFI gave valid notice to Randall K. Fields and Debra J. Fields (collectively, the "Founders") under the Stock Option Agreement dated as of January 1, 1993 (as supplemented by the letter of waiver dated June 30, 1994 signed by the Founders) (collectively, the "Founders Agreement") among MFI, the Founders, The Prudential Insurance Company of America, Principal Mutual Life Insurance Company, Pruco Life Insurance Company, Zions First National Bank and IDS Certificate Company in respect of the proposed transactions contemplated by this Agreement and the MFI Asset Purchase Agreement and the transactions contemplated hereby and thereby on or about May 17, 1996 and the Closing will be in compliance with the Founders Agreement. The execution and delivery of this Agreement and the License Buyer Note Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any Lien (as defined in Section 4(f)) upon any of the Licensing Assets under, any provision of (i) any relevant corporation law statute, (ii) the Certificate or Articles of Incorporation or By-laws of the Seller, (iii) except as disclosed on the Schedules hereto, any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, or agreement to which the Seller or its sole subsidiary, Mrs. Fields Cookies, a California corporation (the "Subsidiary"), is a party or by which any of the Licensing Assets is bound or (iv) any judgment, order or decree, or material statute, law, ordinance, rule or regulation applicable to the Seller or the Subsidiary or any of the Licensing Assets, other than, in the case of clause
(iii) above, any such conflicts, violations, defaults, rights or liens, claims, encumbrances, security interests, options, charges or restrictions that individually or in the aggregate would not have a material adverse effect on the assets, financial condition or results of operations of the Licensing Business. No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to the Seller, the Subsidiary or their respective affiliates in connection with the execution and delivery of this Agreement and the License Buyer Note Agreement or the consummation by the Seller of the transactions contemplated hereby and thereby, other than (A) compliance with and filings under the HSR Act and (B) those that may be required solely by reason of the Buyer's (as opposed to any other third party's) participation in the transactions contemplated hereby.

   (c) Equity Interests. No capital stock of or other equity interests in any corporation, partnership or other entity is included in the Licensing Assets.

   (d) Undisclosed  Liabilities.  To the knowledge of the Seller, neither the Seller nor the Subsidiary has any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) constituting Assumed Liabilities, except (1) as disclosed, reflected, reserved against or contemplated in the pro forma balance sheet of the Buyer attached as Schedule 6(e), (2) for items disclosed in the Schedules hereto, or
(3) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of such balance sheet other than in violation of this Agreement.

   (e) Taxes. (i) Except as set forth on Schedule 4(e), MFI has, in respect of the Licensing Business, filed all material Tax Returns which are required to be filed (all such returns being true, correct and complete in all material respects) and has paid all Taxes shown to be due on such Tax Returns, and all monies required to be withheld by the Seller from employees of the Licensing Business for income Taxes and social security and other payroll Taxes have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Licensing Business.

    (f) (ii) Except as set forth on Schedule 4(e), there are no ongoing audits or examinations of any of the Tax Returns of the Seller or the Subsidiary and neither the Seller nor the Subsidiary has been notified by any governmental authority that any such audit is contemplated or pending. Except as set forth on Schedule 4(e), no governmental authority is now asserting or threatening to assert against either of the Seller or the Subsidiary any deficiency or claim for additional Taxes. Except as set forth on Schedule 4(e), no extension of time with respect to any date on which a Tax Return was or is to be filed by either of the Seller or the Subsidiary is in force, and no waiver agreement by either of the Seller or the Subsidiary is in force for the extension of time for the assessment or payment of any Taxes. There are no liens for Taxes upon any of the Licensing Assets other than Liens for Taxes not yet due or payable.

 (g) (iii) For purposes of this Agreement, "Taxes" shall mean federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority. For purposes of this Agreement, "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Returns relating to Taxes.

  (h)  Title  to  Licensing  Assets.  The  Seller  has  good and marketable title to the Licensing Assets, free and clear of all mortgages, liens, claims, security interests, easements, rights of way, pledges, restrictions, charges or encumbrances of any nature whatsoever (collectively, "Liens"), except (i) such as are disclosed on the Schedules hereto and (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, Liens for Taxes which are not due and payable or which may thereafter be paid without penalty and other Liens, if any, which do not, individually or in the aggregate, materially impair the continued use and operation, consistent with past practice, of the Licensing Asset to which they relate (the Liens described in clauses (i) and (ii) above are hereinafter referred to collectively as "Permitted Liens"). Subject to Section 1(e), at the Closing, the Buyer shall acquire the Licensing Assets free and clear of all Liens other than Permitted Liens.

  (i) Condition of Assets. Except as set forth on Schedule 4(g), no tangible personal assets are included in the Licensing Assets.

  (j)  Trademarks,  etc.  Schedule  4(h)  sets  forth a true and complete list of all material patents, trademarks (registered or unregistered), trade names (registered or unregistered), service marks (registered or unregistered), registered copyrights and material unregistered copyrights and computer software applications, other than off-the-shelf applications, together with all applications therefor, owned or used by or licensed to the Seller and the Subsidiary and all license agreements related thereto that are Licensing Assets to which the Seller or the Subsidiary is a party (collectively "Intellectual Property") and with respect to trademarks, contains a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as disclosed on Schedule 4(h) or as set forth in the License Agreement, the Seller or the Subsidiary owns or has the valid right to use, without payment to any other party, the Intellectual Property used in or necessary for the conduct of their businesses and the consummation of the transactions contemplated hereby will not alter or impair any such rights. All material Intellectual Property owned by the Seller or the Subsidiary is valid and all registrations related thereto have been duly maintained. Except as disclosed on Schedule 4(h), all Intellectual Property owned by the Seller or the Subsidiary is free and clear of all Liens. Except as disclosed on Schedule 4(h), to the Seller's knowledge, no claims or other proceedings are pending or threatened by any person or entity with respect to the ownership, validity, enforceability or use of any Intellectual Property. Except as disclosed on Schedule 4(h), to the Seller's knowledge, (i) the conduct of its business does not infringe upon the rights of any third party and (ii) no third party is infringing upon any Intellectual Property owned by the Seller or the Subsidiary.

 (k) Contracts. Except as described in Schedule 4(i), there is no material contract, license or other agreement constituting or relating to the Licensing Assets. Except as disclosed on Schedule 4(i), each contract, license or other agreement of the Seller described on Schedule 4(i) (collectively, the "Contracts") is valid, binding and in full force and effect. Except as disclosed on Schedule 4(i), the Seller has performed all material obligations required to be performed by it to date under the Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the Seller's knowledge, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

 (l) Litigation; Decrees. Schedule 4(j) sets forth a list of all lawsuits, claims, proceedings or investigations pending, or, to the Seller's knowledge, threatened, as of the date of this Agreement, by or against or affecting the Licensing Assets, which (i) relate to or involve more than $25,000 (other than claims which are, or would be but for retentions, deductibles, the nonpayment of premiums or other defenses by carriers relating to alleged acts or omissions of the insureds, covered by the insurance policies set forth on
Schedule 4(k)), (ii) seek any injunctive relief, or (iii) relate to the transactions contemplated by this Agreement. Except as disclosed on Schedule 4(j), neither the Seller nor the Subsidiary is in default under any material judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to the Licensing Business or any of the Licensing Assets.

   (m) Insurance. The insurance policies currently maintained with respect to the Licensing Business and the Licensing Assets are listed on
Schedule 4(k). All such policies are in full force and effect. The Seller has heretofore made available to the Buyer true and complete copies of all such policies.

    (n)  Absence  of Changes or  Events.  Except as  disclosed  on
Schedule 4(l), since June 30, 1996, there has not been any material adverse change in the assets, financial condition or results of operations of the Licensing Business other than changes relating to the economy in general or the Licensing Business's industry in general and not specifically related to the Licensing Business. Since June 30, 1996, the Seller has conducted the Licensing Business in the ordinary course and in substantially the same manner as presently conducted and has made all reasonable efforts consistent with past practice to preserve its relationships with customers, suppliers and others with whom it deals, and the Seller has not taken any action that, if taken after the date hereof, would constitute a material breach of any of the covenants set forth in Section 5(b).

   (i) Compliance with Applicable Laws;  Environ-mental  Matters.
Except as set forth in Schedule 4(m), to the knowledge of the Seller, the Seller and the Subsidiary is in compliance with all statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign, applicable to the Licensing Business except where noncompliance would not have a material adverse effect on the assets, financial condition or results of operations of the Licensing Business. Except as set forth in Schedule 4(m), the Seller has not received any written communication from a governmental authority that alleges that the Seller or the Subsidiary is not in compliance, in respect of the Licensing Business, in all material respects, with material federal, state, local or foreign laws, ordinances, rules and regulations.

    (ii) Except as set forth in Schedule 4(m), to the knowledge of the Seller, none of the operations or properties of the Seller and the Subsidiary is the subject of any federal, state or foreign investigation, in respect of the Licensing Business, evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance (as defined below) into the environment, and neither the Seller nor the Subsidiary has received any written communication from a governmental authority that alleges that the Seller or the Subsidiary is not in compliance, and the Seller and the Subsidiary are in compliance, in all material respects, with all federal, state, local or foreign laws, ordinances, codes, rules and regulations relating to the environment ("Environmental Laws") in respect of the Licensing Business, except where noncompliance would not have a material adverse effect on the assets, financial condition or results of operations of the Licensing Business. The Seller and the Subsidiary have filed all material notices required in respect of the Licensing Business to be filed by them under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment. Neither the Seller nor the Subsidiary has any material contingent liabilities in respect of the Licensing Business in connection with any Hazardous Substance that individually or in the aggregate would have a material adverse effect on the assets, financial condition or results of operations of the Licensing Business. "Hazardous Substance" includes: (i) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purposes of) the
Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any so-called superfund or superlien law, or any other
Environmental Law, including Environmental Laws relating to or imposing liability or standards of conduct concerning any hazardous or toxic waste, substance or material in effect on the date of this Agreement, (ii) asbestos or polychlorinated biphenyls, and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any federal, state, foreign or local governmental authority pursuant to any Environmental Law or any health and safety or similar law, code, ordinance, rule or regulation, order or decree, and which could reasonably pose a hazard to the health and safety of workers at or users of any properties included in the Licensing Assets or cause damage to the environment.

 (o)  Employee  and  Labor  Relations.  Except  as set forth on
Schedule 4(n), (i) there is no labor strike, dispute, or work stoppage or lockout actually pending, or, to the Seller's knowledge, threatened, against or affecting the Licensing Business and during the past two years there has not been any such action; (ii) to the Seller's knowledge, no union organizational campaign is in progress with respect to the employees of the Licensing Business and no question concerning representation exists respecting such employees;
(iii) the Seller and the Subsidiary is in compliance in all material respects with all laws applicable to the Licensing Business respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (iv) there is no unfair labor practice charge or complaint against the Seller or the Subsidiary in connection with the Licensing Business pending, or, to the Seller's knowledge, threatened, before the National Labor Relations Board; (v) there is no pending, or, to the Seller's knowledge, threatened, grievance that, if adversely decided, would have a material adverse effect on the assets, financial condition or results of operations of the Licensing Business; and (vi) no charges with respect to or relating to the Licensing Business are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices that, if adversely decided, would have a material adverse affect on the assets, financial condition or results of operations of the Licensing Business.

 (p) Licenses; Permits. Except as disclosed on Schedule 4(o), all material licenses, permits or authorizations issued or granted to the Seller by local, state or federal governmental authorities or agencies and applicable to the Licensing Business are validly held by the Seller or the Subsidiary, the Seller and the Subsidiary have complied with all requirements in connection therewith and the same will not be subject to suspension, modification or revocation as a result of this Agreement or the consummation of the transactions contemplated hereby.

   (q)  Inventory.  No  inventory  is included  in the  Licensing
                  Business. 5. Covenants of the Seller. The Seller covenants and agrees as follows: (a) Access. Prior to the Closing the Seller will give the Buyer and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of the Seller and the Subsidiary; provided, however, that such access does not unreasonably disrupt the normal operations of the Seller or the Subsidiary.

 (b) Conduct of the Seller. Except with the prior written consent of the Buyer or as otherwise expressly permitted by this Agreement, the Seller shall not take any action, at any time on or after the date hereof and at or prior to the Closing, that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Seller set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) the condition to the purchase and sale of the Licensing Assets set forth in Section 3 not being satisfied.

    (c)  Preservation  of the  Licensing  Business and the Related
Business. The Seller will carry on the Licensing Business diligently and in the ordinary course, substantially in the same manner as heretofore conducted, and keep its operations substantially intact, including its present relationships with suppliers and customers and others having business relations with it; provided, however, that the Seller may remove cash from the Licensing Business consistent with its obligations under the MFI Asset Purchase Agreement. Except with the written consent of the Buyer, the Seller shall not amend in any material respect or terminate any of the contracts, licenses or other agreements identified in Schedule 4(i) or enter into any new contract, license or other agreement relating to the Licensing Business other than in the ordinary course.

  (d) Confidentiality. The Seller will keep confidential, and cause its affiliates and instruct its and their affiliates' officers, directors, employees and advisors to keep confidential, all information concerning the transactions contemplated by this Agreement (including as to the parties hereto) and all nonpublic information relating to the Licensing Business, except as required by law or administrative process and except for information which becomes public other than as a result of a breach of this Section 5(d). Notwithstanding the foregoing, affiliates of the Seller who become parties to the License Buyer Note Agreement and holders of License Buyer Notes shall be deemed to have complied with this Section 5(d) if they comply with Section 11.12 of the License Buyer Note Agreement.

  (e) Insurance. The Seller shall keep, or cause to be kept, all insurance policies set forth on Schedule 4(k), or replacements therefor with reputable firms and providing no lesser coverage (in amount or scope), in full force and effect through the close of business on the Closing Date.

   (f) Other Transactions. Prior to the Closing, none of the Seller, the Subsidiary nor any other affiliate of the Seller shall, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with any corporation, partnership, person, or other entity or group (other than the Buyer and its representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving the Seller and the Subsidiary. In the event that any Seller or the Subsidiary receives an offer relating to any such transaction, the Seller will promptly notify the Buyer of such proposal.

   6.  Representations and Warranties of the Buyer and Capricorn.
The Buyer and Capricorn jointly and severally hereby represent and warrant to the Seller as follows:

   (a) Authority.  The Buyer is a corporation  and Capricorn is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate, and Capricorn has all requisite partnership, power and authority to enter into this Agreement and the Other Agreements and to consummate the transactions contemplated hereby and thereby. All corporate or partnership acts and other proceedings required to be taken by the Buyer or Capricorn to authorize the execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Buyer and Capricorn and constitutes a valid and binding obligation of the Buyer and Capricorn, enforceable against the Buyer and Capricorn in accordance with its terms. When executed and delivered at the Closing, the Other Agreements will be duly executed and delivered by the Buyer and will constitute its valid and binding obligation, enforceable against it in accordance with their terms. The execution and delivery of this Agreement and the Other Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any Lien upon any of the properties or assets of the Buyer or Capricorn under, any provision of (i) the Delaware General Corporation Law or the Revised Uniform Limited Partnership Act of the State of Delaware, (ii) the Certificate of Incorporation and By-Laws of the Buyer or the Partnership Agreement of Capricorn, (iii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or agreement to which the Buyer or Capricorn is a party or by which any of its properties are bound, or (iv) any judgment, order, or decree, or material statute, law, ordinance, rule or regulation applicable to the Buyer or Capricorn or their respective properties or assets, other than, in the case of clause (iii) above, any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a material adverse effect on the assets, financial condition or results of operations of the Buyer or Capricorn. No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to the Buyer or Capricorn in connection with the execution and delivery of this Agreement and the Other Agreements or the consummation by the Buyer or Capricorn of the transactions contemplated hereby and thereby, other than compliance with and filings under the HSR Act.

  (b) Actions and Proceedings, etc. There are no (i) outstanding judgments, orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against the Buyer or Capricorn which have a material adverse effect on the ability of the Buyer or Capricorn to consummate the transactions contemplated hereby or (ii) actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, to the best knowledge of the Buyer or Capricorn, threatened against the Buyer or Capricorn, which are likely to have a material adverse effect on the ability of the Buyer or Capricorn to consummate the transactions contemplated hereby.

  (c) Availability of Funds. The Buyer and Capricorn have no current reason to believe that the financing necessary to consummate the transactions contemplated by this Agreement will not be available on a timely basis for the transactions contemplated by this Agreement. The Buyer estimates that it will require approximately $7,000,000 in financing for purposes of payment by the Buyer of the cash portion of the Purchase Price. Capricorn hereby commits to provide or obtain all such financing within 30 days following the execution and delivery of this Agreement.

  (d) Status of Buyer.  The Buyer was  formed on July 31,  1996.
The Buyer has engaged in no business other than in connection with its organization and the negotiation of this Agreement and the Other Agreements (collectively, the "Transaction Documents") and has no material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), except those set forth in the Transaction Documents and obligations to pay fees and expenses incurred in connection therewith which as of the date of this Agreement are estimated not to exceed $300,000. True and correct copies of the Buyer's Certificate of Incorporation and By-Laws, in the forms they will be in effect on the Closing Date, have been furnished to the Seller.

    (e) Pro Forma  Balance  Sheet of Buyer.  Attached  as Schedule
6(e) is an unaudited pro forma balance sheet of the Buyer which has been presented as if the transactions contemplated by this Agreement are consummated as of August 31, 1996 based on the assumptions that (i) various actual and estimated information received from the Seller accurately reflects the assets and liabilities to be transferred to the Buyer at the closing under this Agreement and (ii) transaction costs payable by the Buyer in connection with such transactions equals $300,000.

    7. Covenants of the Buyer and Capricorn. The Buyer and Capricorn jointly and severally covenant and agree as follows:

   (a) No Additional Representations. The Buyer and Capricorn acknowledge that none of the Seller, the Subsidiary or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Seller, the Subsidiary, the Licensing Business, the Licensing Assets or Assumed Liabilities, except as expressly set forth in this Agreement, the Schedules hereto or any certificate delivered by the Seller at the Closing, and none of the Seller, the Subsidiary or any other person will have or be subject to any liability to the Buyer or any other person resulting from the distribution to the Buyer, or the Buyer's use of, any such information, except as expressly set forth in this Agreement.

   (b) Confidentiality. Except as contemplated by this Agreement, the Buyer and Capricorn will keep confidential, and cause its affiliates and instruct its and its affiliates' officers, directors, employees and advisors to keep confidential, all nonpublic information relating to the Seller or the Licensing Business, except as required by law or administrative process and except for information which becomes public other than as a result of a breach of this Section 7(b); provided, however, that the obligations of the Buyer and Capricorn under this Section 7(b) shall terminate, with respect to information concerning the Licensing Business (but not with respect to other information) upon any occurrence of the Closing.

(c) Conduct of the Buyer. Except with the prior written consent of the Seller, the Buyer shall not take any action, at any time on or after the date hereof and at or prior to the Closing, that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Buyer set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the purchase and sale of the Licensing Assets set forth in
Section 3 not being satisfied.

    8. Mutual Covenants. Each of the Seller, the Buyer and Capricorn covenants and agrees as follows:

   (a) Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to cause the Closing to occur and to obtain the consents and waivers referred to in Section 1(e)(i). The Buyer acknowledges that certain consents to the transactions contemplated by this Agreement may be required from third parties and that such consents have not been obtained. The Buyer agrees that the Seller shall not have any liability whatsoever to the Buyer arising out of or relating to the failure to obtain any consents that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any contract as a result thereof. The Buyer further agrees that no representation, warranty or covenant of the Seller contained herein shall be breached or deemed breached as a result of (i) the failure to obtain any such consent or as a result of any such termination or (ii) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any persons arising out of or relating to the failure to obtain any such consent or any such termination. The Seller and the Buyer shall use their best efforts to, and shall cooperate with each other to obtain as soon as practicable, the consent, approval or waiver, in form reasonably satisfactory to the Seller and the Buyer, from any person whose consent, approval or waiver is necessary to assign or transfer any Licensing Asset to the Buyer. It is understood and agreed that such best efforts and cooperation shall not include any requirement of the Seller or the Buyer or any of their respective affiliates to expend money, commence or defend any litigation or offer or grant any accommodation (financial or otherwise) to any third party. The covenants contained in this Section 8(a) shall continue after the Closing Date.

  (b) Cooperation. The Buyer and the Seller shall cooperate with each other for a period of 90 days after the Closing to ensure the orderly transition of the Licensing Assets from the Seller to the Buyer and to minimize any disruption to the respective businesses of the Seller and the Buyer that might result from the transactions contemplated hereby.

   (c) Publicity. The Seller and the Buyer agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party, and, to the extent practical, of each person named therein (which consent shall not be unreasonably withheld), except as such release or announcement may be required by any franchising or other law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

   (d) Antitrust Notification. The Seller and the Buyer (and their respective ultimate parent entities) will as promptly as practicable, but in no event later than five business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. The Seller, the Buyer and Capricorn shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. The Seller and the Buyer shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. The Seller, the Buyer and Capricorn will use their best efforts to obtain any clearance required under the HSR Act for the purchase and sale of the Licensing Assets; provided, however, that such best efforts obligation shall not require the Buyer to restructure any of the transactions contemplated by, or to divest any of the assets to be acquired pursuant to, either this Agreement, the MFI Asset Purchase Agreement or the OCC/HSC Agreement.

(i) Records. On the Closing Date, the Seller shall deliver or cause to be delivered to the Buyer all original agreements, documents, books, records and files (collectively, "Records"), in the possession of the Seller relating to the Licensing Business of the Seller and the Subsidiary, subject to the following exceptions:

  (A) the Buyer  recognizes  that  certain  Records may
         contain  incidental   information   relating  to  the  Seller  and  the
         Subsidiary and that the Seller may retain such Records and shall provide copies of the relevant portions thereof to the Buyer;

 (B) the Seller may retain all Records relating to the sale of the Licensing Assets, including bids received from other parties and analyses relating to the Licensing Business;

 (C) the Seller and the  Subsidiary may retain any Tax
         Returns. The Buyer shall be provided with copies of such Tax Returns only to the extent that they relate to the Licensing Business or the Licensing Assets or the Buyer's obligations under this Agreement. The Seller shall not dispose of or destroy such records without first offering to turn over possession thereof to the Buyer (at the Buyer's expense) by written notice to the Buyer at least 30 days prior to the proposed date of such disposition or destruction; and

   (D) the Seller and the Subsidiary  shall retain their
         respective corporate record books and stock records containing their certificates of incorporation, bylaws, minutes of the meetings of the board(s) of directors and stockholders, and similar corporate governance documents.

  (ii) After the Closing, upon reasonable written notice, the Buyer and the Seller agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, to such information (including Records pertinent to the Licensing Business) and assistance relating to the Licensing Business as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns or the defense of any Tax claim or assessment; provided, however, that such access does not unreasonably disrupt the normal operations of the Seller, the Buyer or the Licensing Business.

 (e) Supplemental Disclosure.  Prior to the Closing, each party shall supplement or amend its Schedules provided in connection with its representations and warranties in this Agreement to include any information hereafter obtained which would have been required to be set forth or described in any such Schedule had it been existing or known as of the date of this
Agreement or which is necessary to complete or correct such Schedule. Notwithstanding the foregoing, for purposes of determining the accuracy of such representations and warranties for purposes of Sections 10(b)(i) and 10(c)(i), such Schedules shall be deemed to include, respectively, (x) only that information contained therein on the date of this Agreement or (y) all information contained in such Schedules as so supplemented or amended.

 9. Further Assurances. From time to time, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

    (i) Indemnification. Tax Indemnification. The Seller agrees to indemnify the Buyer, its affiliates and each of their respective officers, directors, employees and agents and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) (collectively, "Loss") suffered or incurred by any such indemnified party arising from Taxes applicable to the Licensing Business or the Licensing Assets, in each case attributable to taxable years or periods ending at the time of or prior to the Closing. The Buyer shall be liable for and shall pay and shall indemnify the Seller, its affiliates and each of their respective officers, directors, employees and agents from all Taxes applicable to the Licensing Business or the Licensing Assets that are attributable to taxable years or periods beginning immediately after the Closing or, with respect to any Straddle Period, the portion of such Straddle Period beginning immediately after the Closing. For purposes of this Section 10(a), any Straddle Period shall be treated on a "closing of the books" basis as two partial periods, one ending at the time of the Closing and the other beginning immediately after the Closing; provided, however, that Taxes (such as property Taxes) imposed on a periodic basis shall be allocated pro rata on a daily basis in accordance with the principles under Section 164(d) of the Code. "Straddle Period" means any taxable year or period beginning before and ending after the Closing.

  (ii) Notwithstanding paragraph (i), any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Licensing Business or the Licensing Assets shall be paid by the Seller. The Buyer and the Seller agree timely to sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Taxes.

   (iii) The Seller or the Buyer, as the case may be, shall provide prompt reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this Section 10(a); provided, however, that any claim for reimbursement asserted against the Seller shall be limited to an offset of the unpaid portion, if any, of the License Company Series 1 Notes as provided in Section 10(g). Within a reasonable time prior to the payment of any said Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder except to the extent the indemnifying party is materially adversely affected thereby.

  (iv) The Buyer (or the Seller, as the case may be) shall promptly notify the Seller (or the Buyer, as the case may be) in writing, upon receipt by the Buyer (or the Seller, as the case may be) or any of its (or their) affiliates of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which may materially affect the Tax liabilities for which the Seller (or the Buyer, as the case may be) would be required to indemnify the Buyer (or the Seller, as the case may be) pursuant to paragraph (i) of this Section 10(a), although failure to do so will not relieve the Seller (or the Buyer, as the case may be) from their liability hereunder, except to the extent the Seller (or the Buyer, as the case may be) are materially adversely affected thereby. The Seller shall have the right to control any Tax audit or administrative or court proceeding relating to taxable periods ending at the time of or before the Closing, and to employ counsel of its choice at its expense; provided, however, that the Buyer shall be entitled to participate at its own expense in (but shall have no right to control) any Tax Audit or administrative or court proceeding relating to taxable periods ending at the time of or before the Closing to the extent that its interest could be materially adversely affected. In the case of the Straddle Period, the Seller shall be entitled to participate at its expense in any Tax audit or administrative or court proceeding relating in whole or in part to Taxes attributable to the portion of such Straddle Period ending at the time of the Closing and, with the written consent of the Buyer, and at the Seller's sole expense, may assume the entire control of such audit or proceeding. Neither the Buyer nor any of its affiliates may settle any Tax claim for any taxable year or period ending at or before the time of the Closing or for any Straddle Period which may be the subject of indemnification by the Seller under paragraph (i) of this Section 10(a) without the prior written consent of the Seller, which consent may not be unreasonably withheld.

   (v) After the Closing, each of the Seller and the Buyer shall (and shall cause their respective affiliates to):

     (1)  assist  the  other  party in  preparing  any Tax
         Returns which such other party is responsible for preparing and filing;

    (2) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns relating to the Licensing Business or the Licensing Assets;

    (3) make  available  to the other  and to any  taxing
         authority  as  reasonably  requested  all  information,   records,  and
         documents relating to Taxes relating to the Licensing Business or the Licensing Assets;

   (4) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments relating to the Licensing Business or the Licensing Assets for taxable periods for which the other may have a liability under this Section 10(a); and

  (5)   furnish   the   other   with   copies   of  all
         correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

  (i) The Seller shall have no right of contribution against any subsidiaries of MFI the stock of which is acquired pursuant to the MFI Asset Purchase Agreement in respect of any indemnification obligation under this
Section 10(a).

 (b) Other Indemnification by the Seller. The Seller agrees to indemnify the Buyer, its affiliates and each of their respective officers, directors, employees and agents and hold them harmless from any Loss suffered or incurred by any such indemnified party (other than any relating to Taxes for which the exclusive indemnification provisions are set forth in Section 10(a)) to the extent arising from:

  (i) any breach of any representation or warranty of the Seller contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto or thereto (respectively, the "Related Documents") (regardless of whether such breach is related to any Assumed Liability); that, for purposes of determining the occurrence of a breach of any representation or warranty of the Seller in connection with any claim made for indemnification under this
         Section 10(b), as well as for determining the amount of any Losses arising therefrom, (A) the "material adverse change" and the "material adverse effect" qualifiers shall be disregarded except in the third line of Section 4(l) and the seventh line of Section 4(m)(i) and (B) the "material" qualifier shall be disregarded in Section 4(d), in the 15th line of Section 4(f), in the 15th line of Section 4(l), in the 13th line of Section 4(m)(i) (immediately preceding the word "federal"), and in the 25th line of Section 4(m)(ii); or

    (ii) any breach of any covenant of the Seller contained in this Agreement requiring performance after the Closing Date; provided, however, that the Seller shall not have any liability to the Buyer under clauses (i) and (ii) above unless the aggregate of all Losses relating thereto for which the Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $33,333, and then only to the extent of any such excess; provided further, however, that the Seller shall not have any liability under clauses (i) and (ii) above for any individual items where the Loss relating thereto is less than $6,000, but individual items where the Loss relating thereto is less than $6,000 and more than $1,000 shall be aggregated solely for purposes of the first proviso to this Section 10(b); provided further, however, that the Seller shall not have any liability under clause (i) above for any breach of a representation or warranty of the Seller contained in this Agreement or in any of the Related Documents delivered pursuant hereto or thereto if the Buyer or Capricorn had actual knowledge of such breach at the time of the Closing (it being agreed that the burden of proof of such actual knowledge shall be on the Seller); provided further, however, that the Seller shall not have any liability under this Section 10(b) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by the Buyer or any of its affiliates; and provided further, however, that the aggregate amount required to be paid by the Seller pursuant to Section 10 (other than due to a breach of the Seller's covenant with respect to confidentiality set forth in Section 5(d)) shall not exceed $1,000,000, it being agreed and understood that the limitation to apply to amounts required to be paid under Section 10(b)(ii) due to a breach of the aforesaid confidentiality covenant shall be the maximum aggregate purchase price received by the Seller pursuant to this Agreement.

  (c) Indemnification by the Buyer. The Buyer shall indemnify the Seller, its affiliates and each of their respective officers, directors, employees and agents against and hold them harmless from any Loss suffered or incurred by any such indemnified party (other than any relating to Taxes for which the exclusive indemnification provisions are set forth in paragraph (a) of this Section 10) to the extent arising from:

      (i) any breach of any representation or warranty of the Buyer contained in this Agreement or in any Related Document delivered pursuant hereto or thereto or in connection herewith;

    (ii)  any  breach  of  any   covenant  of  the  Buyer
         contained in this Agreement requiring performance after the Closing Date; or

     (iii) any Assumed Liabilities or any guarantees of any Assumed Liabilities; provided, however, that the indemnification baskets and cap from Section 10(b) (except for any liabilities under clause (iii) above which liabilities shall not be subject to such limitations) shall apply to the Buyer's indemnification obligations under this Section 10(c) and the Buyer shall not have any liability under clause (i) above for any breach of a representation or warranty of the Buyer contained in this Agreement or in any Related Document delivered pursuant hereto or thereto if the Seller had actual knowledge of such breach at the time of the Closing (it being agreed that the burden of proof of such actual knowledge shall be on the Buyer).

  (a) Losses Net of Insurance, etc. The amount of any loss, liability, claim, damage, expense or Tax for which indemnification is provided under this Section 10 shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such loss, liability, claim, damage, expense or Tax and shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such loss, liability, claim, damage, expense or Tax. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified loss, liability, claim, damage, expense or Tax. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price, for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its affiliates causes any such payment not to be treated as an adjustment to the Purchase Price, for United States federal income Tax purposes.

  (b)  Termination  of   Indemnification.   The  obligations  to
indemnify and hold harmless a party hereto, (i) pursuant to Section 10(a), shall terminate at the time the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof);
(ii) pursuant to Sections 10(b)(i) and (ii) and 10(c)(i) and (ii), shall terminate on the date that is 18 months after the Closing Date; and (iii) pursuant to Section 10(c)(iii) shall survive indefinitely; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party hereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice to the indemnifying party stating in reasonable detail the basis of such claim and, in the case of a claim arising from a third party claim, suit, action or proceeding, stating that the claim has actually been asserted and including a copy of such claim if in writing or the pleadings relating to such suit, action or proceeding.

   (c) Procedures  Relating to Indemnification  (Other than under
Section 10(a)). In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than under Section 10(a)) in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

(d) If a Third  Party  Claim is made  against  an  indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

   (e) Certain Set-off Rights. All payments, if any, required to be made by the Seller under Section 10 shall be made solely by (i) a dollar for dollar reduction of the amount, if any, then remaining payable under the License Company Series 1 Notes, applied first to accrued and unpaid interest and then to principal, or (ii) in the event the License Company Series 1 Notes have been prepaid and the escrow arrangements have been established pursuant to the terms thereof, a claim by the Buyer under such escrow arrangements.

 (f) Waiver of Other Remedies. (i) The Buyer acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than claims of fraud) shall be pursuant to the indemnification provisions set forth in this Section 10. In furtherance of the foregoing, the Buyer hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against the Seller or any of its affiliates, creditors or stockholders relating to the subject matter of this Agreement arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation.

    (g) (ii) The Seller acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than claims of fraud) shall be pursuant to the indemnification provisions set forth in this
Section 10. In furtherance of the foregoing, the Seller hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against the Buyer or any of its affiliates, creditors or stockholders relating to the subject matter of this Agreement arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation.

   2. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the Buyer or the Seller (other than by operation of law in connection with a merger, a sale of substantially all the assets, or a liquidation of the Buyer or the Seller) without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld); provided, however, that the Buyer may assign its right to purchase the Licensing Assets hereunder to a subsidiary or affiliate of the Buyer without the prior written consent of the Seller and, following the Closing Date, may freely dispose of the Licensing Business and that the Seller may assign its rights hereunder to its lenders; provided further, however, that no assignment shall limit or affect the assignor's obligations hereunder; and provided further, however, that the License Buyer Notes shall be transferable in accordance with their terms, subject to applicable laws and regulations and subject to the requirement that the License Buyer Notes not be transferred or distributed in respect of MFI's common stock or otherwise in a manner which could subject the Buyer to reporting under the U.S. federal or U.K. securities laws. In connection with seeking any such consent, a party proposing to so assign or transfer its rights and obligations shall give to the party whose consent is sought reasonable details of the proposed assignment or transfer, including the proposed method of making adequate provision for such party's obligations hereunder.

  3. No Third-Party Beneficiaries. Except as provided for indemnified parties in Section 10 and except for the waivers of other remedies by the Seller and the Buyer in Section 10(h), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     (a)  Termination.  Anything  contained  herein to the contrary
notwithstanding,   this  Agreement  may  be  terminated  and  the   transactions
contemplated hereby abandoned at any time prior to the Closing Date:

      (i)         by mutual written consent of the Seller and the Buyer;

     (ii) by the Seller if the conditions set forth in Section 3 hereof shall have become incapable of fulfillment, and shall not have been waived by the Seller; (iii) by the Buyer if the conditions set forth in Section 3 hereof shall have become incapable of fulfillment, and shall not have been waived by the Buyer; or (iv) by either party hereto, if the Closing does not occur on or prior to October 30, 1996.

    (a) In the event of termination by the Seller or the Buyer pursuant to this Section 13, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

  (i) the Buyer shall return all documents and other material received from the Seller or the Subsidiary relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Seller; and

      (ii) all  confidential  information  received  by the
         Buyer  with   respect  to  the   Licensing   Business   shall  be  kept
         confidential.

 (b) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 13, this Agreement shall become void and of no further force and effect, except for the provisions of (i) Section 15 hereof relating to certain expenses, (ii) Section 8(c) hereof relating to publicity, (iii) Section 22 hereof relating to finder's fees and broker's fees and (iv) this Section 13. Nothing in this Section 13 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

   2.  Survival  of  Representations.   The  representations  and
warranties in this Agreement and in any other document delivered in connection herewith shall survive the Closing solely for purposes of Sections 10(b) and 10(c) of this Agreement and shall terminate at the close of business 18 months following the Closing Date.

 3.  Expenses.  Whether  or not the  transactions  contemplated hereby are consummated, except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

   (a) Arbitration.  Subject to the provisions of Section 24, any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including, without limitation, the interpretation hereof and any breach, termination or invalidity hereof, shall be settled exclusively and finally (i) through good faith negotiation of the parties for a period not in excess of 30 days and (ii) in the event such negotiations do not yield a settlement within such 30-day period, by arbitration (irrespective of the magnitude thereof, the amount in controversy or whether such matter would otherwise be considered justiciable or ripe by a court or arbitral tribunal).

   (b) The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the "Arbitration Rules"), except as those rules conflict with the provisions of this
Section 16, in which event the provisions of this Section 16 shall control.

  (c) The arbitral tribunal shall consist of three arbitrators chosen in accordance with the Arbitration Rules. The arbitration shall be conducted in New York City. Any submission of a matter for arbitration shall include joint written instructions of the parties requiring the arbitral tribunal to render a decision resolving the matters submitted within 60 days following the submission thereof.

  (d) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

  (e) All out-of-pocket costs and expenses incurred by any party in connection with the resolution of any disagreement, dispute, controversy or claim pursuant to this Section 16, including, but not limited to, reasonable attorney's fees and disbursements, shall be borne by the party incurring the same; provided, however, that the arbitral tribunal shall have the discretion to declare any party as the "prevailing party" with respect to one or more of the issues that were the subject of the arbitration and to require the other parties to the arbitration to reimburse such "prevailing party" for some or all of its costs and expenses incurred in connection with such proceeding.

  (f) The costs of the arbitral tribunal shall be divided evenly between any parties thereto affiliated with the Seller, on the one hand, and any parties thereto affiliated with the Buyer, on the other hand, unless there is a "prevailing party", in which case the arbitral tribunal may allocate more or all of such costs to the party thereto that is not the "prevailing party".

 (g) This Section 16 shall not prohibit or limit in any way any party from seeking or obtaining preliminary or interim injunctive or other equitable relief from a court for a breach or alleged breach of any of the covenants and agreements of another party contained in this Agreement.

  4. Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by all parties hereto.

  5. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

 (i)      if to Capricorn or the Buyer,

                           c/o Capricorn Investors II, L.P.
                           30 East Elm Street
                           Greenwich, Connecticut  06830
                           Attention:  Herbert S. Winokur, Jr.
                           Telecopy:  (203) 861-6671

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom
                           919 Third Avenue
                           New York, New York  10022
                           Attention:  Randall H. Doud
                           Telecopy:  (212) 735-3636

                  (ii)     if to the Seller:

                           Mrs. Fields Inc.
                           462 West Bearcat Drive
                           Salt Lake City, Utah 84115
                           Attention:  Larry A. Hodges,President
                           Telecopy: (801) 463-2183

                  with a copy to:

                           Stoel Rives LLP
                           201 South Main Street
                           Suite  1100
                           Salt Lake City, Utah 84111
                           Attention:  Kent W. Larsen
                           Telecopy: (801) 578-6999

                  1. Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents and index of defined terms to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase "to the Seller's knowledge" or similar phrases means the actual knowledge, as of the time the relevant statement is made, of any officer or director of any of the Seller. For purposes of the representations, warranties and covenants hereunder, references to "the date of this Agreement," "the date hereof" or other similar phrases shall be deemed to be references to August 13, 1996.

   2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

   3. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

 4. Fees. Each party hereto hereby represents and warrants that no broker or finder has acted for it in connection with this Agreement or the transactions contemplated hereby or may be entitled to any brokerage fee, finder's fee or commission in respect thereof.

 5. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

(a) Consent to Jurisdiction. Each of the Seller, Capricorn and
the Buyer irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, solely for the purposes of seeking specific performance or enforcing an arbitral award arising out of this Agreement or any transaction contemplated hereby. Each of the Seller, Capricorn and the Buyer agrees to commence any such action, suit or proceeding relating thereto either in the United States District Court for the Southern District of New York or, if, for jurisdictional reasons, such suit, action or other proceeding may not be brought in such court, in the Supreme Court of the State of New York, New York County. Each of the Seller, Capricorn and the Buyer further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in this Section 24(a). Each of the Seller, Capricorn and the Buyer irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding described above in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

 (b) Should any litigation be commenced in connection with the matters described in the preceding Section 24(a), the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the court in such litigation or in a separate action brought for that purpose.

 6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

                  7. IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                       MRS. FIELDS DEVELOPMENT CORPORATION


                       By:/s/Larry A. Hodges
                     Name: Larry A. Hodges
                    Title:President/CEO



                          THE MRS. FIELDS' BRAND, INC.


                       By:/s/ Herbert S. Winokur
                                      Name:Herbert S. Winokur
                                     Title:Manager


                                    CAPRICORN INVESTORS II, LP.
                                    By CAPRICORN HOLDINGS, L.L.C.,
                                       General Partner


                       By:/s/ Herbert S. Winokur
                                Name:   Herbert S. Winokur, Jr.
                                 Title: Manager




                                   APPENDIX A



                             INDEX OF DEFINED TERMS

Defined Term                      Page

Allocation Schedule                3
Assumed Liabilities                2
Buyer                              1
Capricorn                          1
Closing                            5
Closing Date                       6
Code                               4
Contracts                         17
DOJ                               35
Environmental Laws                20
Founders                          10
Founders Agreement                10
FTC                               35
Hazardous Substance               21
Indemnified Party                 50
Intellectual Property             16
License Agreement                  8
License Buyer Note Agreement       7
License Buyer Notes                7
License Company Notes              7
License Company Series 1 Notes     7
License Company Series 2 Notes     7
Licensing Assets                   2
Licensing Business                 2
Liens                             14
Loss                              39
MFI                                8
MFI Asset Purchase Agreement       8
Mrs. Fields                        2
Other Agreements                   7
Permitted Liens                   15
Purchase Price                     3
Records                           36
Related Documents                 44
Seller                             1
Store Company                      2
Straddle Period                   40
Subsidiary                        11
Tax Returns                       14
Taxes                             14
Third Party Claim                 50
To the Seller's knowledge         61
Transaction Documents             30
Unassigned Asset                   5


                                TABLE OF CONTENTS


                                                                        Page

1.       Purchase, Sale and Assumption                                   1

2.       Closing; Transactions to be Effected                            5

3.       Conditions to Closing                                           8

4.       Representations and Warranties of the Seller                    8

5.       Covenants of the Seller                                        23

6.       Representations and Warranties of the Buyer and Capricorn      26

7.       Covenants of the Buyer and Capricorn                           31

8.       Mutual Covenants                                               32

9.       Further Assurances                                             38

10.      Indemnification                                                39

11.      Assignment                                                     53

12.      No Third-Party Beneficiaries                                   55

13.      Termination                                                    55

14.      Survival of Representations                                    57

15.      Expenses                                                       57

16.      Arbitration                                                    57

17.      Amendments                                                     60

18.      Notices                                                        60

19.      Interpretation                                                 61

20.      Counterparts                                                   61

21.      Entire Agreement                                               62

                                                                       Page

22.      Fees                                                           62

23.      Severability                                                   62

24.      Consent to Jurisdiction                                        62

25.      Governing Law                                                  64




Appendix A        Index of Defined Terms

Exhibit A         Form of License Buyer Note Agreement (including forms of the
                  License Buyer Notes)


Schedules

1(a)                       Licensing Assets
4(e)                       Tax Returns
4(g)                       Condition of Assets
4(h)                       Trademarks, etc.
4(i)                       Contracts
4(j)                       Litigation
4(k)                       Insurance
4(l)                       Material Events
4(m)                       Compliance with Applicable Laws;
                           Environmental Matters
4(n)                       Employee and Labor Relations
4(o)                       Material Licenses and Permits
6(e)                       Pro Forma Balance Sheet